UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 16, 2 020 (March 16, 2020)

Date of Report (Date of earliest event reported)

CAESARS ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices, including zip code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CZR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, CEOC, LLC (“CEOC LLC”) and Caesars Resort Collection, LLC (“CRC”), wholly owned subsidiaries of Caesars Entertainment Corporation (the “Company”), are party to certain credit agreements governing revolving credit facilities. CRC is party to a credit agreement dated as of December 22, 2017 (the “CRC Credit Agreement”), which governs a $1.0 billion revolving credit facility maturing in 2022 (the “CRC Revolving Credit Facility”) and a $4.7 billion term loan facility. CEOC LLC is party to a credit agreement dated as of October 6, 2017 and amended on April 16, 2018 (the “CEOC LLC Credit Agreement”), which governs a $200 million revolving credit facility maturing in 2022 (the “CEOC LLC Revolving Credit Facility”) and a $1.5 billion term loan facility. A copy of the CRC Credit Agreement was filed as an exhibit to the Company’s 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 22, 2017 and copies of the original agreement and amendment of the CEOC LLC Credit Agreement were filed as exhibits to the Company’s 8-Ks filed with the SEC on October 13, 2017 and April 16, 2018, respectively. The material terms of the CRC Revolving Credit Facility and CEOC LLC Revolving Credit Facility are described under “Note 12 – Debt” of the Notes to Consolidated Financial Statements of the Company included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 25, 2020, which descriptions are incorporated by reference herein.

CBAC Borrower, LLC, a partially owned subsidiary of the Company, is party to a credit agreement dated as of July 7, 2017 (the “CBAC Credit Agreement”) which governs a $15 million revolving credit facility maturing in 2022 (the “CBAC Revolving Credit Facility” and, together with the CRC Revolving Credit Facility and the CEOC LLC Revolving Credit Facility, the “Revolving Credit Facilities”) and a $300 million term loan facility.

As of December 31, 2019, there were no borrowings outstanding under the Revolving Credit Facilities, approximately $24.5 million committed to outstanding letters of credit under the CRC Revolving Credit Facility and approximately $38.6 million committed to outstanding letters of credit under the CEOC LLC Revolving Credit Facility.

On March 16, 2020, the Company announced that it had fully drawn the remaining available capacity under each of the Revolving Credit Facilities as a precautionary measure in order to increase its cash position and preserve financial flexibility in light of current uncertainty in the global markets. These borrowings were approximately in the amount of $975.5 million under the CRC Revolving Credit Facility, $161.4 million under the CEOC LLC Revolving Credit Facility and $15 million under the CBAC Revolving Credit Facility. In accordance with the terms of each of the Revolving Credit Facilities, the proceeds from these borrowings may in the future be used for working capital, general corporate or other purposes permitted by each of the Revolving Credit Facilities.

The initial interest rate for the borrowings under the Revolving Credit Facilities will be the London Interbank Offered Rate (“LIBOR”) plus 2.000% under the CRC Revolving Credit Facility, LIBOR plus 1.875% under the CEOC LLC Revolving Credit Facility and LIBOR plus 4.000% under the CBAC Revolving Credit Facility.

Forward-Looking Statements

This filing includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts and by the use of words such as “may” and “will,” or the negative or other variations thereof or comparable terminology. These forward-looking statements are based on current expectations and projections about future events.

You are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance and results of the Company may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: future actions, new projects, strategies, future performance, the outcomes of contingencies, future financial results of the Company, and uncertainties related to COVID-19 and the impact of the Company’s responses to it; and other factors described from time to time in our reports filed with the SEC.

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. The Company undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: March 16, 2020	By:	/s/ Renee Becker
	Name:	Renee Becker
	Title:	Vice President and Chief Counsel - Corporate & Securities, Assistant Secretary